UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                    -----------------------------------------


                                    FORM 8-K



                                 CURRENT REPORT


REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


             Date of Report (Date of event reported) June 30, 2001


                           Commission File No. 0-25766


                     Community Bank Shares of Indiana, Inc.


             (Exact name of registrant as specified in its charter)



             Indiana                                    35-1938254
            (State or other jurisdiction of       (I.R.S. Employer
             incorporation or organization)  Identification Number)



      101 West Spring St., PO Box 939, New Albany, Indiana        47150
     (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code 1-812-944-2224

Item 5. Other Events

(a) As detailed in the following press release (see Exhibit 22), Community Bank Shares of Indiana, Inc. (the "Company"), has announced first quarter 2001 earnings.

                     COMMUNITY BANK SHARES OF INDIANA, INC.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized


                                                     COMMUNITY BANK SHARES
                                                     OF INDIANA, INC.
                                                     (Registrant)



     Dated    July 19, 2001             BY:    /S/ James D. Rickard
     -------------------------------            ---------------------
                                                     James D. Rickard
                                                     President and CEO


     Dated    July 19, 2001             BY:    /S/ Paul A. Chrisco
     -------------------------------            ---------------------
                                                     Paul A. Chrisco
                                                     Chief Financial Officer

                                    EX-22
                Press Releases Regarding Matters Submitted

                     Community Bank Shares of Indiana, Inc.


News Release


Contact:
James D. Rickard
(812) 981-7378


FOR IMMEDIATE RELEASE

Community Bank Shares of Indiana, Inc. reports 1st quarter earnings

     NEW ALBANY, Ind. (July 19, 2001) - Community Bank Shares of Indiana, Inc. reported net income for the three months ended June 30, 2001, of $849,000 (or $0.34 per diluted share) compared with $764,000 (or $0.30 per diluted share) for the same period last year. Net income for the six months ended June 30, 2001, was $1,683,000 (or $0.67 per diluted share) compared with $1,492,000 (or $0.58 per diluted share) for the same period last year.

     Second quarter results were affected by declining market interest rates, continued attention to the Company's retail delivery systems, and a lower effective tax rate. Non-interest income increased to $615,000 for the three months ended June 30, 2001, as compared to $377,000 for the same period in the previous year primarily as the result of increases in gain on sale of loans and service charges on deposit accounts. Lower residential mortgage interest rates led to growth in gain on sale of loans due to an increase in the origination of fixed rate residential real estate loans (the Company sells the majority of its fixed rate residential real estate loans into the secondary mortgage market). Deposit service charges grew because the Company realigned its demand deposit account product offering and revised the corresponding deposit account fee schedule. Finally, the Company's effective tax rate fell due an amendment to Indiana financial institution tax law that allows for apportionment of taxable income based on Indiana receipts.

     "The Company showed a healthy increase in profitability at a time when we are implementing significant technology and infrastructure investments designed to improve operational capabilities," said James Rickard, President and Chief Executive Officer. "The improvements will not only benefit our current customer base but should improve our competitive position within our market areas. While we are proud of the Company's achievements over the past six months, we are committed to bringing fulfillment to all of our stakeholders: our customers, our shareholders, our employees, and our communities."

     The Company's total assets as of June 30, 2001, grew to $420.2 million from a level of $408.4 million at June 30, 2000. Total assets were $416.2 million as of December 31, 2000.

     Community Bank Shares of Indiana, Inc. is the parent company of three full-service banking subsidiaries-Community Bank and Heritage Bank in southern Indiana and Community Bank of Kentucky, in Bardstown, Kentucky. The Company is traded on the Nasdaq under the symbol CBIN.



                          [TABULAR INFORMATION FOLLOWS]


CONSOLIDATED CONDENSED
BALANCE SHEETS
In Thousands
(Unaudited)                                    June 30,       December 31,       June 30,
                                                2001             2000              2000
                                                ----             ----              ----
ASSETS
------
Cash and interest-bearing
      deposits with banks                      $  18,138         $  18,435        $  14,971
Investment securities                            109,285            94,037          107,760
Loans receivable, net                            277,513           287,859          271,890
Premises and equipment                            10,842            10,291           10,019
Other assets                                       4,444             5,599            3,737
                                        ----------------------------------------------------
Total Assets                                   $ 420,222         $ 416,221        $ 408,377
                                        ====================================================

LIABILITIES
-----------
Deposits                                       $ 266,295         $ 258,222        $ 254,497
Borrowed funds                                   110,104           114,347          110,471
Other liabilities                                  1,379             2,764            2,101
                                        ----------------------------------------------------
Total Liabilities                                377,778           375,333          367,069
                                        ----------------------------------------------------
STOCKHOLDERS' EQUITY
--------------------
Stockholders' equity                              42,444            40,888           41,308
                                        ----------------------------------------------------
Total Liabilities and
      Stockholders' Equity                     $ 420,222         $ 416,221        $ 408,377
                                        ====================================================


CONSOLIDATED CONDENSED
STATEMENTS OF INCOME
In Thousands Except Per Share Data
(Unaudited)

                                             Three Months Ended                     Six Months Ended
                                                  June 30,                              June 30,
                                                 ---------                             ---------
                                            2001             2000                2001              2000
Interest income                              $   7,513        $   7,582            $  15,241        $  14,725
Interest expense
                                                 4,422            4,459                9,082            8,489
 Provision for loan losses
                                                   144              221                  351              402
                                      ----------------------------------   -----------------------------------
Net interest income after
      provision for loan losses
                                                 2,947            2,902                5,808            5,834
Non-interest income
                                                   615              377                1,176              799
Non-interest expense
                                                 2,302            2,075                4,412            4,218
                                      ----------------------------------   -----------------------------------

Net income before tax
                                                 1,260            1,204                2,572            2,415

Income taxes
                                                   411              440                  889              923
                                      ----------------------------------   -----------------------------------

Net income                                    $    849         $    764            $   1,683        $   1,492
                                      ==================================   ===================================
Net income per
      common share, basic                     $   0.34         $   0.30             $   0.67         $   0.58
                                      ==================================   ===================================
Net income per
      common share, diluted                   $   0.34         $   0.30             $   0.67         $   0.58
                                      ==================================   ===================================

